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Exhibit 4.3

'Form of'

NOTE GUARANTEE

        For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Ten thereof, and this Subsidiary Guarantee. This Subsidiary Guarantee shall become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 15, 2004, among J.B. Poindexter & Co., Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors named therein and Wilmington Trust Company, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

        The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

        No director, officer, employee, incorporator, stockholder, member or manager of any Subsidiary Guarantor, as such, shall have any liability for any obligations of such Subsidiary Guarantors under such Subsidiary Guarantors' Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

        This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

        This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

        IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Subsidiary Guarantee to be duly executed.

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  Exhibit 4.3